Exhibit 10.29

Amended and Restated Power of Attorney

The undersigned, Zhou Pengwu, a PRC citizen with Identification No.: ############, execute this Amended and Restated Power of Attorney (the “Power of Attorney”) on March 1, 2019, which becomes effective as of the date hereof.  As of the date of the Power of Attorney, I hold 21% of the equity interests in Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd. (the “Company”).

For the equity interests in the Company that are currently and hereafter held by me (the “Owned Equity Interest”), I hereby irrevocably authorize Shenzhen Pengai Hospital Investment Management Co., Ltd. (“Pengai Investment”) or its designee(s) to be appointed by it at its sole discretion (the “Designee”) to represent me to exercise all interests and rights relating to the Owned Equity Interest under applicable laws, regulations and the articles of association of the Company during the term of this Power of Attorney as my sole exclusive agent, including without limitation the following rights (collectively, the “Shareholder’s Rights”):

(a)                   proposing to convene and attend shareholders’ meetings of the Company;

(b)                   receiving any notice of convening shareholders’ meetings and related discussion procedures;

(c)                    representing me in executing and delivering any written resolution as a shareholder on my behalf;

(d)                   voting on any matters discussed in shareholders’ meetings personally or by proxy, including without limitation, sale, transfer, mortgage, pledge or disposal of any or all assets of the Company;

(e)                    selling, transferring, pledging or otherwise disposing of any or all equity interests in the Company held by me;

(f)                     nominating, electing, designating or appointing and removing the legal representative, directors, general manager, chief financial officer, supervisors and other senior officers of the Company;

(g)                    supervising the operating performance of the Company, approving annual budget of the Company or declaring dividends, and inspecting financial information of the Company at any time;

(h)                   representing a shareholder to execute and deliver any written resolutions and minutes on behalf of the shareholders;

(i)                       approving the Company to submit any registration documents to competent government authorities;

(j)                      representing the shareholders to exercise voting rights with regards to the liquidation matters of the Company;

(k)                   when the directors or managers of the Company act in a manner harming the interests of the Company or its shareholders, filing a lawsuit against such directors or managers as a shareholder or taking other legal actions;

(l)                       approving amendments to the articles of association of the Company; and

(m)               any other rights vested in the shareholder by the articles of association of the Company or relevant laws and regulations.

I hereby further agree and covenant:

The Designee shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among me, Pengai Investment and the Company on March 1, 2019, the Amended and Restated Economic Interest Transfer Agreement entered into by and among me, Pengai Investment and the Company on March 1, 2019, and the Amended and Restated Equity Interest Pledge Agreement by and among me, Pengai Investment and the Company on March 1, 2019 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.  The exercise of these rights shall not constitute any restriction on the granting of rights hereunder.

All the actions associated with the Owned Equity Interest conducted by the Designee shall be deemed as actions conducted by myself, and all the documents shall be deemed to be executed by me, all of which I hereby acknowledge and ratify.

Pengai Investment is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.  If required by PRC laws, Pengai Investment shall designate a PRC citizen or other person or entities to exercise the aforementioned rights.  Once Pengai Investment notifies me in writing that it assigns its rights under this Power of Attorney to a third party, I will immediately withdraw the entrustment and authorization to Pengai Investment herein and immediately execute a power of attorney with the same form as this Power of Attorney to make the same authorization and entrustment as this Power of Attorney to other persons nominated by Pengai Investment.

I hereby confirm, covenant and undertake that, if I suffer from death, incapacity or in any other events that my exercising of Shareholder’s Rights in the Company will be affected, my inheritor, guardians or any other person entitled to claim rights or interests in the Owned Equity Interest will be deemed as executing party to this Power of Attorney and inherit all my rights and obligations under this Power of Attorney.

I confirm that my spouse is aware of the Transaction Documents and this Power of Attorney as executed by me; my spouse and I agree that the Owned Equity Interest is my personal property and does not constitute joint property of my spouse and me; my spouse agrees that I have the right to handle the Owned Equity Interest at my sole discretion without consent of my spouse and to enjoy the rights and perform the obligations under the Transaction Documents and this Power of Attorney by myself.  If my spouse and I get divorced, the equity interest in the Domestic Company held by me is my personal property and does not constitute the joint property of my spouse and me, and I will take measures to ensure the performance of the Transaction Documents and this Power of Attorney and will not take any actions in violation of the Transaction Documents and this Power of Attorney.

I undertake not to take any action in violation of the purpose or intent of the Transaction Documents and this Power of Attorney, and to refrain from any action or omission that may cause the conflict of interests between Pengai Investment and the Company or its subsidiaries.

During the period that I am a shareholder of the Company, this Power of Attorney is irrevocable and remains valid and effective from the date of this Power of Attorney, unless Pengai Investment has given written instructions to the opposite. Meanwhile, the prior Power of Attorney executed by myself on August 30, 2018 shall be superseded and replaced by this Power of Attorney after this Power of Attorney is duly executed.  In the event of any discrepancies, this Power of Attorney shall prevail.

During the term of this Power of Attorney, I hereby waive all the rights associated with the Owned Equity Interest, which have been authorized to Pengai Investment through this Power of Attorney, and will refrain from exercising such rights on my own.

This Power of Attorney is written in Chinese and English.  In the case of any conflicts between Chinese version and English version, the Chinese version shall prevail.

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Signature page of this Power of Attorney

Zhou Pengwu

By:	/s/ Zhou Pengwu

Signature Page

Pengai Investment hereby agrees and accepts this Power of Attorney:

Shenzhen Pengai Hospital Investment Management Co., Ltd. (seal)

By:	/s/ Zhou Pengwu
Name:	Zhou Pengwu
Title:	Legal Representative

Signature Page

The Company hereby agrees and acknowledges this Power of Attorney:

Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd. (seal)

By:	/s/ Zhou Pengwu
Name:	Zhou Pengwu
Title:	Legal Representative

Signature Page